As filed with the Securities and Exchange Commission on July 2, 1997

                                                  Registration No. 333-25633
===============================================================================

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                  ------------------

                          PRE-EFFECTIVE AMENDMENT NO. 3 TO

                                       FORM S-1
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                                  ------------------

                     FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
                  (Exact name of registrant as specified in charter)


            Montana                                 6060                       81-0331430
(State or other jurisdiction of        (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)          Classification Code Number)        Identification No.)


                                401 North 31st Street
                               Billings, Montana 59101
                                    (406) 255-5300
                  (Address including ZIP code, and telephone number,
          including area code, of registrant's principal executive offices)
                       ---------------------------------------
                      Terrill R. Moore, Chief Financial Officer
                     First Interstate BancSystem of Montana, Inc.
                                401 North 31st Street
                               Billings, Montana 59101
                                    (406) 255-5300
                                  Fax (406) 255-5350
              (Name, address, including zip code, and telephone number,
                      including area code of Agent for service)
                       ----------------------------------------
                                       Copy to:

                                  Allan Karell, Esq.
                      Crowley, Haughey, Hanson, Toole & Dietrich
                          490 North 31st Street, Fifth Floor
                               Billings, Montana 59101
                                    (406) 252-3441
                                  Fax (406) 259-4159
                        --------------------------------------
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |___|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |___|
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |___|
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |___|

                           CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                   Proposed              Proposed
                                    Amount          maximum               maximum
Title of each class of               to be       offering price          aggregate               Amount of
securities to be registered       registered     per share (1)       offering price (1)       registration fee
---------------------------       ----------     -------------       ------------------       ----------------
Common Stock (without par value)  70,571 shares      $85.02              $5,999,947               $1,818.18
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

      Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus contained in this Registration Statement.

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred in connection with the registration of the securities to be offered hereunder, all of which expenses, except the Commission registration fee, are estimated:

Securities and Exchange Commission registration fee    $ 1,818
Printing and Miscellaneous                              22,000
Legal Fees and Expenses                                 20,000
Accounting Fees and Expenses                            10,000
Blue Sky Fees                                            1,900
Registrar and Transfer Agent Fees                           -
                                                       -------
       Total                                           $55,718
                                                       -------
                                                       -------

The Company will pay all expenses of issuance and distribution of the securities to be offered hereunder.



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Officers and directors of FIBM are entitled to indemnification under the Montana Business Corporation Act and pursuant to a Resolution of the Board of Directors dated January 12, 1987. A summary of the indemnification provisions follows:

Pursuant to a Resolution of the Board of Directors dated January 12, 1987 and under the authority of Section 35-1-414 of the Montana Business Corporation Act, FIBM shall indemnify each director and officer of FIBM (including former officers and directors) and each agent of FIBM serving as a director or officer of a subsidiary bank of FIBM, serving at the specific direction or request of FIBM (but only to the extent that such director, officer or agent is not indemnified by the subsidiary bank or by insurance provided by FIBM) against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably paid by such director, officer or agent by reason of the fact that he or she is or was a director or officer of FIBM or such subsidiary bank, to the extent provided by and subject to the limitations of the Montana Business Corporation Act (which indemnification and limitations as of the date of the adoption of this bylaw and set forth in Section 35-1-414 of the Montana Code Annotated).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of FIBM pursuant to the foregoing provisions, or otherwise, FIBM has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by FIBM of expenses incurred or paid by a director, officer or controlling person of FIBM in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, FIBM will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

1. FIBM has issued bonuses of common stock to certain key officers of the Company in January, 1997, and in January of each of the past three years. The dates of issuance, total number of shares issued, per share value of the stock, and total dollar amount of stock issued as officer bonuses are as follows:

                      Number     Per Share      Total Dollar
  Date              of Shares      Value           Amount
  ----              ---------    ----------     ------------

  January, 1997       1,009       $80.21          $80,932
  January, 1996         849       $70.71          $60,033
  January, 1995         864       $63.20          $54,605
  January, 1994       1,146       $47.25          $54,149

Exemption from registration of the stock was claimed because no offer or sale of the stock was made, as defined in Section 2(3) of the Securities Act of 1933. The stock was issued by FIBM without any election or decision of the officers to participate, and the officers had no option to receive cash or other consideration in lieu of stock.

2. FIBM has issued stock options and stock appreciation rights to key officers of the Company in January, 1997, and in January of each of the past three years, pursuant to its Stock Option and Stock Appreciation Rights Plan.
 See "MANAGEMENT - EXECUTIVE AND DIRECTOR COMPENSATION - Stock Option and Stock Appreciation Rights Plan." Exemption from registration of the stock options and stock appreciation rights was claimed because no offer or sale of the stock options or appreciation rights was made, as defined in Section 2(3) of the Securities Act of 1933. The stock options and appreciation rights were issued by FIBM without any election or decision of the officers to participate, and the officers had no option to receive cash or other consideration in lieu of stock options and appreciation rights. These transactions are also exempt under Section 4(2) of the Securities Act of 1933. The stock options and stock appreciation rights were issued privately by FIBM only to key officers of the Company. The grantees in each case were people generally familiar with the business, management and financial information of the Company. Stock options and stock appreciation rights were issued to 35 key officers in 1997, 35 key officers in 1996, 34 key officers in 1995 and 30 key officers in 1994.

3. On January 28, 1994, outstanding stock options were exercised for the purchase of 2,271 shares of FIBM common stock at an exercise price of $21.43, paid in cash in each instance, for a total of $48,668. The options were exercised by Company key officers who had received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan.

On October 1, 1994, outstanding stock options were exercised for the purchase of 1,292 shares of FIBM common stock at exercise prices ranging from $16.18 to $18.97, paid in cash, for a total of $22,241. The options were exercised by a retiring key officer of the Company who had received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan.

On November 4, 1994, outstanding stock options were exercised for the purchase of 2,305 shares of FIBM common stock at an exercise price of $16.18, paid in cash in each instance, for a total of $37,295. The options were exercised by Company key officers who had received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan. The number of key officers who exercised stock options in 1994 was twelve.

On January 20 and 27, 1995, outstanding stock options were exercised for the purchase of 5,053 shares of FIBM common stock at an exercise price of $49.48 per share, paid in cash in each instance, for a total of $250,022. The options were exercised by Company key officers who received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan. The number of key officers who exercised stock options in 1995 was eight.

On January 19, 1996, outstanding stock options were exercised for the purchase of 2,845 shares of FIBM common stock at an exercise price of $17.20 per share and 1,534 shares of FIBM common stock at an exercise price of $24.62 per share, paid in cash in each instance, for a total of $86,701. The options were exercised by Company key officers who received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan. The number of key officers who exercised stock options in 1996 was fifteen.

On January 13, 1997, outstanding stock options were exercised for the purchase of 2,192 shares of FIBM common stock at an exercise price of $18.25 per share paid in cash in each instance, for a total of $40,004. The options were exercised by Company key officers who received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan. The number of key officers who exercised stock options in 1997 was seven.

Exemption from registration was claimed under Section 4(2) of the Securities Act of 1933. The stock options exercised were privately offered and sold only to key officers of the Company, who were familiar with the business, management and financial information of the Company.

ITEM 16. EXHIBITS

     (a) EXHIBITS

         3.1     Articles of Incorporation and the amendments thereto of FIBM

         3.1.1 Articles of Amendment to Restated Articles of Incorporation dated September 1, 1996 (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         3.1.2 Articles of Amendment to Restated Articles of Incorporation dated September 1, 1996 (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         3.2     Bylaws of FIBM

         4.1 Specimen of common stock certificate of FIBM (incorporated by reference to Registrant's Form S-1 Registration Statement No. 333-3250)

         4.2 Form of Shareholder's Agreement for non-Scott Family members (attached as Exhibit A to the Prospectus)

        *4.3 Appraisal of minority block of FIBM common stock prepared Alex Sheshunoff & Co. Investment Banking dated April 23, 1997 (attached as EXHIBIT B to the Prospectus)

         4.4 Preferred Stock Purchase Agreement dated September 26, 1996 between First Interstate BancSystem of Montana, Inc. and First Security Corporation (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         5. Opinion of Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P. as to the legality of the securities being registered.

         10.1    Loan Agreement dated October 1, 1996 between First
                 Interstate BancSystem of Montana, Inc., as borrower, and First Security Bank, NA, Colorado National Bank, NA and Wells Fargo Bank, NA (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         10.2 Note Purchase Agreement dated August 30, 1996 between First Interstate BancSystem of Montana, Inc. and the Montana Board of Investments (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         10.3    Lease Agreement Between Billings 401 Joint Venture and
                 First Interstate Bank of Commerce, Billings Office (formerly known as First Interstate Bank of Billings, National Association), and addendum thereto (incorporated by reference to the Registrant's Form S-1 Registration Statement
                 No. 33-84540)


         10.4    FIBM (formerly known as Security Banks of Montana)
                 Sublease to First Interstate Bank of Commerce, West Billings Office (formerly known as Rimrock Bank) (incorporated by reference to the Registrant's Form S-1 Registration Statement No. 33-84540)

     (a) EXHIBITS. CONTINUED


         10.5 Savings and Profit Sharing Plan for Employees of FIBM, as amended December 31, 1994 (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.5.1 Amendment to the Saving and Profit Sharing Plan for Employees of FIBM adopted September 21, 1995

         10.5.2 First Amendment to Savings and Profit Sharing Plan for Employees of FIBM

         10.5.3 Second Amendment to Savings and Profit Sharing Plan for Employees of FIBM

         10.5.4 Third Amendment to Savings and Profit Sharing Plan for Employees of FIBM

         10.5.5 Fourth Amendment to Savings and Profit Sharing Plan for Employees of FIBM

         10.6 Stock Option and Stock Appreciation Rights Plan of FIBM, as amended (incorporated by reference to the Registrant's
                 Form S-1 Registration Statement No. 33-84540)

         10.7 Stock Purchase Agreement dated May 24, 1996 between First Interstate BancSystem of Montana, Inc. and Wells
                 Fargo & Company (incorporated by reference to Company's Form 8-K dated October 1, 1996)

         10.8    FIBM Shareholders' Agreements with Scott Family
                 (incorporated by reference to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.8.1 Amendment to FIBM Shareholder's Agreement with Scott Family dated September 7, 1995 (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.9 Credit Agreement between Billings 401 Joint Venture and Colorado National Bank dated as of September 26, 1995 (incorporated by reference to the Post-Effective
                 Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.10 Stock Purchase Agreement among FIBM and all stockholders of First Park County Bancshares, Inc. (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.11 Trademark License Agreement between Wells Fargo & Company and First Interstate BancSystem of Montana, Inc.

         21.     Subsidiaries of FIBM

         23.1    Consent of Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P.


         23.2 Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants


         23.3    Consent of Alex Sheshunoff & Co. Investment Banking


         99.1    Form of letters to offerees of the stock.


        *        Filed with this Amendment


     (b) The financial statement schedules required by Regulation S-X have been included in the Registration Statement - Prospectus.

ITEM 17. UNDERTAKINGS

          Not applicable.

                                 SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billings, Montana on July 1, 1997.


                             First Interstate BancSystem of Montana, Inc.
                                             (Registrant)


                             /s/ Terrill R. Moore
                             -------------------------------------------------
                             Terrill R. Moore, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature:                                        Date:


/s/ Homer A. Scott, Jr.                                  July 1, 1997
----------------------------------------          -----------------------------
Homer A. Scott, Jr.
Chairman



/s/ Thomas W. Scott                                      July 1, 1997
----------------------------------------          -----------------------------
Thomas W. Scott
Director and Chief Executive Officer



/s/ William H. Ruegamer                                  July 1, 1997
----------------------------------------          -----------------------------
William H. Ruegamer
Director and Chief Operating Officer



/s/ James R. Scott                                       July 1, 1997
----------------------------------------          -----------------------------
James R. Scott
Director



/s/ Dan S. Scott                                         July 1, 1997
----------------------------------------          -----------------------------
Dan S. Scott
Director



/s/ Randy Scott                                          July 1, 1997
----------------------------------------          -----------------------------
Randy Scott
Director



----------------------------------------          -----------------------------
Susan S. Heyneman
Director


/s/ Joel T. Long                                         July 1, 1997
----------------------------------------          -----------------------------
Joel Long
Director



                                    * * * * * * * * * *

As filed with the Securities and Exchange Commission on July 2,  1997.

                                                     Registration No. 333-25633
===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                              ------------------
                            PRE-EFFECTIVE AMENDMENT
                                   NO. 3 TO
                                   FORM S-1
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933


                  FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
               (Exact name of registrant as specified in charter)

             Montana                         6060                      81-0331430
  (0State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
  incorporation or organization)      Classification Code Number)   Identification No.)

                                       401 North 31st Street
                                      Billings, Montana 59101
                                          (406) 255-5300
                        (Address including ZIP code, and telephone number,
                          including area code, of registrant's principal
                                        executive offices)
                              ---------------------------------------
                              Terrill R. Moore, Chief Financial Officer
                            First Interstate BancSystem of Montana, Inc.
                                       401 North 31st Street
                                      Billings, Montana 59101
                                          (406) 255-5300
                              ----------------------------------------
                                             Copy to:

                                       Allan Karell, Esq.
                              Crowley, Haughey, Hanson, Toole & Dietrich
                                 490 North 31st Street, Fifth Floor
                                       Billings, Montana 59101
                                            (406) 252-3441
                                          Fax (406) 259-4159
                              --------------------------------------



                                             EXHIBITS

                                           EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  -----------

   3.1       Articles of Incorporation and the amendments thereto of FIBM

   3.1.1 Articles of Amendment to Restated Articles of Incorporation dated September 1, 1996 (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   3.1.2 Articles of Amendment to Restated Articles of Incorporation dated September 1, 1996 (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   3.2       Bylaws of FIBM

   4.1       Specimen of common stock certificate of FIBM (incorporated by reference to Registrant's Form S-1 Registration Statement No. 333-3250)

   4.2 Form of Shareholder's Agreement for non-Scott Family members (attached as Exhibit A to the Prospectus)

  *4.3 Appraisal of minority block of FIBM common stock prepared Alex Sheshunoff & Co. Investment Banking dated April 23, 1997 (attached as EXHIBIT B to the Prospectus)

   4.4 Preferred Stock Purchase Agreement dated September 26, 1996 between First Interstate BancSystem of Montana, Inc. and First Security Corporation (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   5.        Opinion of Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P.
             as to the legality of the securities being registered.

   10.1      Loan Agreement dated October 1, 1996 between First
             Interstate BancSystem of Montana, Inc., as borrower, and First Security Bank, NA, Colorado National Bank, NA and Wells Fargo Bank, NA (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   10.2 Note Purchase Agreement dated August 30, 1996 between First Interstate BancSystem of Montana, Inc. and the Montana Board of Investments (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   10.3      Lease Agreement Between Billings 401 Joint Venture and
             First Interstate Bank of Commerce, Billings Office (formerly known as First Interstate Bank of Billings, National
             Association), and addendum thereto (incorporated by reference to the Registrant's Form S-1 Registration Statement
             No. 33-84540)

   10.4      FIBM (formerly known as Security Banks of Montana)
             Sublease to First Interstate Bank of Commerce, West Billings Office (formerly known as Rimrock Bank) (incorporated by reference to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.5 Savings and Profit Sharing Plan for Employees of FIBM, as amended December 31, 1994 (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.5.1    Amendment to the Saving and Profit Sharing Plan for
             Employees of FIBM adopted September 21, 1995

   10.5.2    First Amendment to Savings and Profit Sharing Plan for
             Employees of FIBM

                                           EXHIBIT INDEX
                                            (Continued)

EXHIBIT NO.  DESCRIPTION
-----------  -----------

   10.5.3 Second Amendment to Savings and Profit Sharing Plan for Employees of FIBM

   10.5.4    Third Amendment to Savings and Profit Sharing Plan for
             Employees of FIBM

   10.5.5 Fourth Amendment to Savings and Profit Sharing Plan for Employees of FIBM

   10.6 Stock Option and Stock Appreciation Rights Plan of FIBM, as amended (incorporated by reference to the Registrant's
             Form S-1 Registration Statement No. 33-84540)

   10.7 Stock Purchase Agreement dated May 24, 1996 between First Interstate BancSystem of Montana, Inc. and Wells
             Fargo & Company (incorporated by reference to Company's Form 8-K dated October 1, 1996)

   10.8      FIBM Shareholders' Agreements with Scott Family
             (incorporated by reference to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.8.1 Amendment to FIBM Shareholder's Agreement with Scott Family dated September 7, 1995 (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.9 Credit Agreement between Billings 401 Joint Venture and Colorado National Bank dated as of September 26, 1995 (incorporated by reference to the Post-Effective
             Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.10 Stock Purchase Agreement among FIBM and all stockholders of First Park County Bancshares, Inc. (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.11 Trademark License Agreement between Wells Fargo & Company and First Interstate BancSystem of Montana, Inc.

   21.       Subsidiaries of FIBM

   23.1      Consent of Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P.


   23.2      Consent of KPMG Peat Marwick LLP, Independent Certified
             Public Accountants


  23.3      Consent of Alex Sheshunoff & Co. Investment Banking


   99.1      Form of letters to offerees of the stock.


  *          Filed with this Amendment.


     (b) The financial statement schedules required by Regulation S-X have been included in the Registration Statement - Prospectus.

                                     [LETTERHEAD]

                                    April 23, 1997


For the Trustees of the
First Interstate BancSystem of Montana, Inc.
401(k) and Profit Sharing Plan
c/o Mr. Richard C. Fellows
Senior Vice President, Trust Financial Services
First Interstate Bank of Commerce
P.O. Box 30918
Billings, Montana 59116-0918

Re: Fair market valuation of a minority block of the outstanding common stock of First Interstate BancSystem of Montana, Inc., Billings, Montana as of March 31, 1997

Dear Trustees:


Pursuant to your request, we are presenting to you our fair market valuation of a minority block of the common stock of First Interstate BancSystem of Montana, Inc., Billings, Montana (the "Company"). We previously valued the shares as of December 31, 1996. We are a qualified appraiser within the meaning of Internal Revenue Code Regulation 1.170A-13(c)(5).


Alex Sheshunoff & Co. Investment Banking renders valuation opinions of banks, bank holding companies, thrifts and other financial institutions nationwide. As part of our valuation business, we render opinions for tax purposes, estate planning, employee stock ownership plans, private placements, buy/sell agreements, initial public offerings, secondary offerings, dissenters' rights proceedings, mergers and acquisitions including fairness opinions, and other purposes. We are experts in the valuation of common stock of entities engaged in the lines of business of the Company. The staff of Alex Sheshunoff & Co. Investment Banking are qualified appraisers and exhibit such through our extensive experience performing over 1,500 appraisals of banks and bank holding companies over the past 5 years.

In preparing the valuation report, we reviewed information regarding the Company's financial performance and condition for the three years ending December 31, 1996 and the three months ending March 31, 1997. We received from the Company projected income, asset growth, book value, and dividends for the five fiscal years ending

                                    EXHIBIT B
                                    ---------

Trustees of the First Interstate BancSystem of Montana, Inc.
 401(k) and Profit Sharing Plan
April 23, 1997
Page 2


December 31, 2001. We did not verify the accuracy of such information and assumed it to be accurate in all material respects. We did not independently value the assets and liabilities of the Company and have not been furnished with appraisals. We also reviewed other publicly available information regarding the market for bank and bank holding company common stock and economic conditions in the Company's market area. We believe such publicly available information to be accurate; however, we cannot guarantee the accuracy of such information.

We valued the shares at their "fair market value" as of the valuation date.
Fair market value is defined as the price at which the shares would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell. Both parties are assumed to be able and willing to trade and are well informed about all relevant factors impacting the value of the shares and their market.


We considered the Company as a going-concern under its current business strategy and did not value the shares based upon a liquidation or other restructuring of the Company. We believe that the most useful valuation approach under the fair market valuation method is to derive the value of shares based upon the price of comparable transactions of institutions in the same lines of business as the Company. However, because the market for the Company's common stock is relatively illiquid, we have presented the value of such shares utilizing the net present valuation method as well. We also considered the appropriate adjustments to the shares as a result of the lack of marketability of such shares and the terms of the Company's 401(k) and Profit Sharing Plan (the "Plan").


In arriving at our opinion of the fair market value of the shares, we considered the financial performance and condition of the Company and its subsidiary including future earnings and dividend paying capacity, the economic outlook of the trade area and the banking industry in general, previous sales of the Company's stock, the size of the shares being valued, and the market price of selected comparable banking institutions.

It is our opinion that as of March 31, 1997, the fair market value of the minority block of the outstanding common stock was $86.00 per share. Our valuation of the shares shall not be construed and is not intended to be a recommendation with respect to the purchase or sale of the common stock of the Company. Our valuation is solely our opinion of the fair market value of the shares and may be materially different at any date other than the valuation date indicated herein. The application of the valuation


                                    EXHIBIT B
                                    ---------

Trustees of the First Interstate BancSystem of Montana, Inc.
 401(k) and Profit Sharing Plan
April 23, 1997
Page 3


methodologies utilized in arriving at our opinion is discussed in the accompanying valuation report, which should be read in its entirety to fully understand our conclusion.


Our valuation of the shares is provided for the use of the Trustees pursuant to the Plan and for use by the Company in connection with its proposed 1997 offering of common stock to certain officers, directors and employees of the Company and to participants in the Plan. Without the consent of Alex Sheshunoff & Co. Investment Banking, it may not be used for any other purpose than that stated above and may not be quoted in whole or in part, or otherwise referred to in any report or document, or furnished or otherwise communicated to any other person without the consent of Alex Sheshunoff & Co. Investment Banking. However, we do not object to one or more participants being afforded the opportunity to review our valuation letter and report upon their specific request to do so, provided they are supplied with this letter and the entire report herein. We do not object to the disclosure of this letter and report herein to any advisor, lender or consultant or other individual or entity for use in connection with the valuation requirements of the Plan. This letter and report herein shall not be provided to the Internal Revenue Service unless the IRS specifically requests the information. Please advise us in writing if such a request is made.


                             Respectfully Submitted,

                             /s/ Gerard A. Feil

                             ALEX SHESHUNOFF & CO.
                              INVESTMENT BANKING

                                    EXHIBIT B
                                    ---------